EXHIBIT 99.1

FIRST AMENDMENT,

TO SERIES CERTIFICATE SALE AGREEMENT

This First Amendment to the Series Certificate Sale Agreement, dated as of April 10, 2023, by and between NILT LLC, a Delaware limited liability company, as transferor (“Transferor”), and Nissan Auto Leasing LLC II, a Delaware limited liability company, as transferee (“Transferee”).

R E C I T A L S

WHEREAS, Transferor and Transferee are parties to that certain Series Certificate Sale Agreement, dated as of January 25, 2023 (as amended, supplemented and modified from time to time, the “Series Certificate Sale Agreement”);

WHEREAS, the Transferor and Transferee wish to increase the amount on deposit in the Reserve Account by approximately $25,000,000 via a voluntary capital contribution of $25,000,000 from Nissan Motor Acceptance Company, LLC to the Transferee, as Trust Certificateholder, and the Transferee, as Trust Certificateholder, in turn has elected to make a voluntary capital contribution to the Issuer in the form of a deposit of $25,000,000 into the Reserve Account;

WHEREAS, the Transferor and Transferee desire to amend the Series Certificate Sale Agreement as set forth herein;

WHEREAS, the Transferor and Transferee desire that this Amendment be deemed to satisfy all notice requirements set forth in the Series Certificate Sale Agreement resulting from, or related to, the amendment set forth herein, and all parties hereto are willing to deem satisfied all such notice requirements; and

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used but not defined herein have the meanings provided in the Series Certificate Sale Agreement.

SECTION 2. AMENDMENT TO SERIES CERTIFICATE SALE AGREEMENT.

The Transferor and Transferee hereby amend the Series Certificate Sale Agreement by deleting the defined term “Reserve Account Requirement” in its entirety and replacing it with the following:

“Reserve Account Requirement” means, (a) on any Payment Date on or prior to the payment in full of the Class A-2 Notes, an amount equal to at least 0.65% of the aggregate Securitization Value of the 2023-A Leases and 2023-A Vehicles as of the Cutoff Date plus $25,000,000, and (b) on any Payment Date following the payment in full of the Class A-2 Notes, an amount equal to at least 0.50% of the aggregate Securitization Value of the 2023-A Leases and 2023-A Vehicles as of the Cutoff Date; provided, however, that on any Payment Date (after taking into account all distributions from the 2023-A Series Collection Account on such date) on which the Note Balance is zero, the “Reserve Account Requirement” shall be an amount equal to $0.

SECTION 3. SERIES CERTIFICATE SALE AGREEMENT IN FULL FORCE AND EFFECT, AS AMENDED.

All the terms and conditions of the (including without limitation all obligations with respect to indemnities) shall remain in full force and effect, as amended by this Amendment. All references to the Series Certificate Sale Agreement in any other document or instrument shall be deemed to mean such Series Certificate Sale Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Series Certificate Sale Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Series Certificate Sale Agreement, as amended by this Amendment, as though the terms and obligations of the Series Certificate Sale Agreement were set forth herein.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

The obligations of the parties hereto to enter into this Amendment and the effectiveness of this Amendment is subject to satisfaction of the following conditions, and this Amendment shall be effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) the Transferee delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment shall not materially and adversely affect the Noteholders;

(b) the parties hereto shall have received a duly executed counterpart of this Amendment from each party hereto; and

(c) the Transferee provided each Rating Agency, the Trust Certificateholder, the Transferor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment.

No later than 10 Business Days after the execution of this Amendment, the Transferee shall furnish a copy of such amendment to each Rating Agency, the Trust Certificateholder, the Indenture Trustee and the Owner Trustee.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed (including by way of electronic or facsimile transmission) in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all counterparts taken together shall constitute one and the same instrument. The parties acknowledge and agree that they may execute this Amendment by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, applicable and evidencing the parties’ intention to be bound by the terms and conditions contained herein and therein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(d) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE INDENTURE.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

NILT LLC, as Transferor

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NISSAN AUTO LEASING LLC II, as Transferee

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer